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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 1999, except for the matters discussed in Note 13, as to which the date is November 9, 1999, included in C-bridge Internet Solutions, Inc.'s Registration Statement on Form S-1 (No. 333-89069), as amended, as filed with the Securities and Exchange Commission on December 16, 1999, and to all references to our Firm included in this Registration Statement.


                                              /s/ Arthur Andersen LLP
                                              -----------------------

Boston, Massachusetts
January 26, 2000